Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

1999 Avenue of the Stars – Floor 26 Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Christopher C. Holly, Esq.

Vice President and Assistant General Counsel

227 West Monroe Street, Suite 2600

Chicago, Illinois 60606

Tel: (312) 267-5063

(Name, address and telephone number of agent for service)

EMBARQ CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	20-2923630
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Senior Notes

(Title of the indenture securities)

Item 1.		General Information.

Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.		Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13, and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.		List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers

Exhibit 4.	Existing By-Laws of the Trustee

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Statement of Eligibility on Form T-1 of J.P. Morgan Trust Company, National Association, filed on Form 305(b)(2), filed with the Securities and Exchange Commission on December 8, 2005 (Registration No. 333-103974; filed in connection with the Indenture (for Debt Securities) of Florida Power Corporation d/b/a Progress Energy Florida, Inc.).

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 11th day of April, 2006.

J. P. Morgan Trust Company, National Association

By	/s/ Janice Ott Rotunno
Janice Ott Rotunno
Vice President

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EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

April 11, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Embarq Corporation and J.P. Morgan Trust Company, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

J. P. Morgan Trust Company, National Association

By:	/s/ Janice Ott Rotunno
Name:	Janice Ott Rotunno
Title:	Vice President

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EXHIBIT 7

A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority

31-Dec-05

($000)
Assets
Cash and Due From Banks	25,733
Securities	215,596
Loans and Leases	135,923
Premises and Fixed Assets	6,802
Intangible Assets	349,515
Goodwill	202,094
Other Assets	47,157

Total Assets	982,820

Liabilities
Deposits	96,108
Other Liabilities	54,523

Total Liabilities	150,631

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	130,002

Total Equity Capital	832,189

Total Liabilities and Equity Capital	982,820

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